UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2012

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

This Current Report on Form 8-K includes certain updated unaudited pro forma financial statements for Government Properties Income Trust, or we or us, which include transactions we have completed since January 1, 2011 (statements of income).  These unaudited pro forma financial statements are not necessarily indicative of the expected results of operations for any future period.  Differences could result from numerous factors, including future changes in our portfolio of real estate investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received pursuant to our existing leases or leases we may enter into during and after 2012, and for other reasons.  Consequently, actual future results are likely to be different than amounts presented in the historical financial statements and the unaudited pro forma financial statements related to these transactions and such differences could be significant.

(b) Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-1
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Nine Months Ended September 30, 2012	F-2
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2011	F-3
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-4

1

GOVERNMENT PROPERTIES INCOME TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2012, and for the year ended December 31, 2011, present the results of our operations as if all of the transactions described in the notes to the unaudited pro forma condensed consolidated statements of income as having occurred during the applicable period presented were instead completed on January 1, 2011.  These unaudited pro forma condensed consolidated financial statements should be read in connection with our financial statements for the nine months ended September 30, 2012, and notes thereto included in our Quarterly Report on Form 10-Q filed on November 1, 2012 with the Securities and Exchange Commission, or the SEC, our financial statements for the year ended December 31, 2011, and notes thereto included in our Annual Report on Form 10-K filed on February 23, 2012 with the SEC and the financial statements of businesses acquired included in Item 9.01(a) of our Current Report on Form 8-K filed on October 15, 2012 with the SEC.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. Upon completion of the long term financing of these acquisitions, our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements. In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have been included.

The allocation of the purchase prices of our 2012 acquisitions described in the notes to the unaudited pro forma condensed consolidated financial statements and reflected in these unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates of the fair values of assets acquired and liabilities assumed.  Consequently, amounts preliminarily allocated to assets acquired and liabilities assumed could change significantly from those reflected in the unaudited pro forma condensed consolidated financial statements.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our financial position or our results of operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of real estate investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received pursuant to our existing leases or leases we may enter into during and after 2012, and for other reasons. Consequently, actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Nine Months Ended September 30, 2012

(in thousands, except per share amounts)

		2012	Pro
	Historical	Acquisitions	Forma
	(A)	(B)	Adjustments		Pro Forma

Rental income	$154,811	$11,745	$384	(C)	$166,940

Expenses:
Real estate taxes	17,210	1,249	—		18,459
Utility expenses	12,845	762	—		13,607
Other operating expenses	27,743	1,871	(14)	(D)	29,600
Depreciation and amortization	37,281	—	3,879	(E)	41,160
Acquisition related costs	1,057	—	(1,057)	(F)	—
General and administrative	9,395	—	583	(G)	9,978
Total expenses	105,531	3,882	3,391		112,804

Operating income	49,280	7,863	(3,007)		54,136
Interest and other income	21	—	—		21
Interest expense	(12,649)	—	(1,874)	(H)	(14,523)
Equity in earnings of an investee	236	—	—		236
Income before income tax expense	36,888	7,863	(4,881)		39,870
Income tax expense	(119)	—	—		(119)
Net income	$36,769	$7,863	$(4,881)		$39,751

Weighted average common shares outstanding	47,086				47,086
Net income per common share	$0.78				$0.84

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

		2011	2012	Pro
	Historical	Acquisitions	Acquisitions	Forma
	(A)	(I)	(J)	Adjustments		Pro Forma

Rental income	$178,950	$29,026	$19,350	$1,389	(K)	$228,715

Expenses:
Real estate taxes	19,345	2,587	2,104	—		24,036
Utility expenses	15,316	2,918	1,385	—		19,619
Other operating expenses	31,784	5,573	3,320	(71)	(L)	40,606
Depreciation and amortization	40,089	—	—	13,400	(M)	53,489
Acquisition related costs	3,504	—	—	(3,504)	(N)	—
General and administrative	10,898	—	—	2,006	(O)	12,904
Total expenses	120,936	11,078	6,809	11,831		150,654

Operating income	58,014	17,948	12,541	(10,442)		78,061
Interest and other income	104	—	—	—		104
Interest expense	(12,057)	(2,293)	—	(7,103)	(P)	(21,453)
Equity in earnings of an investee	139	—	—	—		139
Income before income tax expense	46,200	15,655	12,541	(17,545)		56,851
Income tax expense	(203)	—	—	—		(203)
Net income	$45,997	$15,655	$12,541	$(17,545)		$56,648

Weighted average common shares outstanding	43,368			3,651	(Q)	47,019
Net income per common share	$1.06					$1.20

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

Basis of Presentation

(A)       We were organized as a Maryland real estate investment trust on February 17, 2009, and closed our initial public offering on June 8, 2009. As of September 30, 2012, we owned 82 properties with a total of approximately 10.0 million rentable square feet. The historical consolidated financial statements include our accounts and the accounts of our subsidiaries. All material intercompany transactions and balances have been eliminated.  On October 19, 2012, we issued 7,500,000 common shares in a public offering at a price of $23.25 per share, raising net proceeds of approximately $166,564.  These pro forma financial statements have not been adjusted to reflect this transaction.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Nine Months Ended September 30, 2012

(B)       Represents the revenues and operating expenses of 11 properties we acquired in six transactions for an aggregate purchase price of $181,051, excluding acquisition related costs, during the nine months ended September 30, 2012 for the period from January 1, 2012 to the respective dates of acquisition.  Rental income, real estate taxes, utility expenses and certain other operating expenses are based upon actual historical revenues and expenses at each property.

(C)       Represents the effect on rental income from January 1, 2012 through the respective dates of acquisition of the properties described in Note (B), for the non-cash straight line rent adjustments and the non-cash amortization of above and below market leases. We amortize above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the leases. The components of the rental income adjustment are as follows:

Non-cash, straight line rent adjustments as if the acquisitions described in Note (B) occurred on January 1, 2011	$290
Non-cash, net above and below market lease amortization	94
Total	$384

(D)       Represents the effect on other operating expenses from January 1, 2012 through the respective dates of acquisition of the properties described in Note (B), based upon our contractual obligations under our property management agreement with Reit Management & Research LLC, or RMR.

(E)        Represents the effect on depreciation expense from January 1, 2012 through the respective dates of acquisition of the properties described in Note (B).  We depreciate our real estate investments on a straight line basis over estimated useful lives ranging up to 40 years.

(F)         Adjusts for non-recurring acquisition related costs of $1,057.

(G)       Represents the effect on general and administrative expenses for the period from January 1, 2012 through the respective dates of acquisition of the properties described in Note (B), based upon our contractual obligations under our business management agreement with RMR.

(H)     Adjusts interest expense for a $1,874 increase in our interest expense due to pro forma acquisition borrowings of $173,693 under our revolving credit facility, at our weighted average interest rate for the nine months ended September 30, 2012 of 1.75%.  A change in our variable rate debt of 0.125% would change pro forma interest expense by $132.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2011

(I)           Represents the revenues and operating expenses of the 16 properties we acquired in 12 transactions for an aggregate purchase price of $444,050, excluding acquisition costs and including the assumption of debt, during the year ended December 31, 2011 for the period from January 1, 2011 to the respective dates of acquisition. Rental income, real estate taxes, utility expenses and certain other operating expenses are based upon actual historical revenues and expenses at each property.

(J)           Represents the revenues and operating expenses for the year ended December 31, 2011 of the properties acquired subsequent to January 1, 2012 described in Note (B).  Rental income, real estate taxes, utility expenses and certain other operating expenses are based upon actual historical revenues and expenses at each property.

(K)      Represents the effect on rental income for the year ended December 31, 2011 of the acquisitions described in Note (B), and the effect on rental income from January 1, 2011 through the respective dates of acquisition of the properties described in Note (I), for non-cash straight line rent adjustments and the non-cash amortization of above and below market leases. We amortize above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the leases. The components of the additional rental income adjustment are as follows:

Non-cash, straight line rent adjustments as if the acquisitions described in Notes (B) and (I) occurred on January 1, 2011	$2,936
Non-cash, net above and below market lease amortization	(1,547)
Total	$1,389

(L)        Represents the effect on other operating expenses for the year ended December 31, 2011 of the acquisitions described in Note (B), and the effect on other operating expenses from January 1, 2011 through the respective dates of acquisition of the properties described in Note (I), based upon our contractual obligations under our property management agreement with RMR.

(M)    Represents the effect on depreciation expense for the year ended December 31, 2011 of the acquisitions described in Note (B) and the effect on depreciation expense from January 1, 2011 through the respective dates of acquisition of the properties described in Note (I).  We depreciate our real estate investments on a straight line basis over estimated useful lives ranging up to 40 years.

(N)       Adjusts for non-recurring acquisition related costs of $3,504.

(O)       Represents the effect on general and administrative expenses for the year ended December 31, 2011 of the acquisitions described in Note (B), and for the period from January 1, 2011 through the respective dates of acquisition of the properties described in Note (I), based upon our contractual obligations under our business management agreement with RMR.

(P)         Adjusts interest expense for a $7,791 increase in our interest expense due to pro forma acquisition borrowings of $537,423 under our revolving credit facility, at our weighted average interest rate for the year ended December 31, 2011 of 2.19%, a $887 increase in our interest expense related to interest on our term loan facility assuming that commencement of the facility had occurred as of January 1, 2011, plus the amortization of the related deferred financing fees of $393, offset by pro forma interest savings of $1,968 assuming that our July 2011 public offering of common shares had occurred as of January 1, 2011.  A change in our variable rate debt of 0.125% would change pro forma interest expense by $332.

(Q)       Our weighted average common shares outstanding were calculated as if the common shares we sold in our July 2011 public offering were outstanding on January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Dated: November 8, 2012